The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents) are delivered in final form. The Offering Documents are not an offer to sell these Securities and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

Subject to Completion

PRELIMINARY PRICING SUPPLEMENT

Dated August 5, 2022

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-263376

(To Prospectus dated May 27, 2022

and Product Supplement dated May 27, 2022)

UBS AG $● Capped Trigger GEARS
Linked to an Equally Weighted Basket of Selected Equities due on or about August 29, 2025

Investment Description

UBS AG Capped Trigger GEARS (the “Securities”) are unsubordinated, unsecured debt obligations issued by UBS AG (“UBS” or the “issuer”) linked to an equally weighted basket (the “underlying basket”) consisting of 40 selected equity securities (each, a “basket asset”, together the “basket assets”), as specified herein under “Preliminary Terms — Underlying Basket”. The amount you receive at maturity will be based on the direction and percentage change in the level of the underlying basket from the trade date to the final valuation date (the “basket return”) and whether the closing level of the underlying basket on the final valuation date (the “final basket level”) is less than the downside threshold. If the basket return is positive, at maturity, UBS will pay you a cash payment per Security equal to the principal amount plus a percentage return equal to the lesser of (a) the basket return multiplied by the upside gearing and (b) the maximum gain. If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, at maturity UBS will pay you a cash payment per Security equal to the principal amount. If, however, the basket return is negative and the final basket level is less than the downside threshold, at maturity, UBS will pay you a cash payment per Security that is less than the principal amount, if anything, resulting in a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment. Investing in the Securities involves significant risks. The Securities do not pay interest and your potential return on the Securities is limited to the maximum gain. You may lose a significant portion or all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

 Enhanced Exposure to Positive Basket Return up to the Maximum Gain: At maturity, the Securities provide exposure to any positive basket return multiplied by the upside gearing, up to the maximum gain.

 Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure: If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, at maturity, UBS will pay you a cash payment per Security equal to the principal amount. If, however, the basket return is negative and the final basket level is less than the downside threshold, at maturity, UBS will pay you a cash payment per Security that is less than the principal amount, if anything, resulting in a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates*

Trade Date**	August 26, 2022
Settlement Date**	August 31, 2022
Final Valuation Date	August 26, 2025
Maturity Date	August 29, 2025

* Expected. See page 2 for additional details.

** We expect to deliver the Securities against payment on the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to two business days before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities may have the same downside market risk as that of the underlying basket. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose a significant portion or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity per Security”. Information about the underlying basket and the basket assets is specified under “Preliminary Terms — Underlying Basket” herein and described in more detail under “Information About the Underlying Basket and the Basket Assets” herein. The final terms for the Securities will be set on the trade date. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10 per Security and integral multiples of $10 in excess thereof.

Underlying Basket	Basket Weighting	Maximum Gain	Maximum Payment at Maturity per Security	Upside Gearing	Initial Basket Level	Downside Threshold	CUSIP	ISIN
An Equally Weighted Basket of 40 Selected Equities (see page 2 for further details)	Equally Weighted (see page 2 for further details)	40.50% to 43.50%	$14.05 to $14.35	2.00	To be set to 100.00 on the trade date	To be set to 75.00 on the trade date, which is 75.00% of the Initial Basket Level	90289U650	US90289U6507

The estimated initial value of the Securities as of the trade date is expected to be between $9.093 and $9.393. The range of the estimated initial value of the Securities was determd ineon the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 5 herein.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms specified in the accompanying product supplement relating to the Securities, dated May 27, 2022, the accompanying prospectus dated May 27, 2022 and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to an Equally Weighted Basket of Selected Equities	$•	$10.00	$•	$0.25	$•	$9.75
UBS Financial Services Inc.	UBS Investment Bank

i

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities), with the Securities and Exchange Commission (the “SEC”), for the Securities to which this document relates. You should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Market-Linked Securities product supplement dated May 27, 2022:

http://www.sec.gov/Archives/edgar/data/1114446/000183988222011628/ubs2000004208_424b2-04373.htm

♦Prospectus dated May 27, 2022:
http://www.sec.gov/Archives/edgar/data/1114446/000119312522162430/d632731d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and references to “Securities” refer to the Capped Trigger GEARS that are offered hereby, unless the context otherwise requires. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated May 27, 2022 and references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated May 27, 2022.

This document, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other prior pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors with respect to an investment in the Securities.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, the accompanying product supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of a significant portion or all of your initial investment.

♦You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as that of a hypothetical investment in the underlying basket and the basket assets.

♦You believe that the level of the underlying basket will appreciate over the term of the Securities and that the percentage of appreciation, when multiplied by the upside gearing, is unlikely to exceed the maximum gain indicated on the cover hereof (the actual maximum gain will be set on the trade date).

♦You understand and accept that your potential return is limited to the maximum gain and you are willing to invest in the Securities based on the minimum maximum gain indicated on the cover hereof (the actual maximum gain will be set on the trade date).

♦You are willing to invest in the Securities based on the downside threshold and upside gearing indicated on the cover hereof.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket and the basket assets.

♦You do not seek current income from your investment and are willing to forgo any dividends paid on the basket assets.

♦You understand and are willing to accept the risks associated with the underlying basket and the basket assets.

♦You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of a significant portion or all of your initial investment.

♦You require an investment designed to provide a full return of principal at maturity.

♦You cannot tolerate a loss of a significant portion or all of your initial investment or you are unwilling to make an investment that may have the same downside market risk as that of a hypothetical investment in the underlying basket or the basket assets.

♦You believe that the level of the underlying basket will decline during the term of the Securities and that the final basket level is likely to be less than the downside threshold, or you believe that the level of the underlying basket will appreciate over the term of the Securities and that the percentage of appreciation, when multiplied by the upside gearing, is likely to exceed the maximum gain indicated on the cover hereof (the actual maximum gain will be set on the trade date).

♦You seek an investment that has unlimited return potential without a cap on appreciation, or you are unwilling to invest in the Securities based on the minimum maximum gain indicated on the cover hereof (the actual maximum gain will be set on the trade date).

♦You are unwilling to invest in the Securities based on the downside threshold or the upside gearing indicated on the cover hereof.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket or the basket assets.

♦You seek current income from your investment or prefer to receive any dividends paid on the basket assets.

♦You do not understand or are not willing to accept the risks associated with the underlying basket or the basket assets.

♦You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances. You are urged to consult your investment, legal, tax, accounting and other advisors and carefully consider the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Basket and the Basket Assets” herein for more information on the underlying basket and the basket assets. You should also review “Key Risks” herein and the more detailed “Risk Factors” in the accompanying product supplement for risks related to an investment in the Securities.

Preliminary Terms
Issuer	UBS AG London Branch
Principal Amount	$10 per Security (subject to a minimum investment of 100 Securities)
Term

Approximately 3 years. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the final valuation date and maturity date to ensure that the stated term of the Securities remains the same.

Underlying Basket	The following table lists the basket assets and their corresponding Bloomberg tickers, basket weightings and initial asset levels.
	Basket Asset	Bloomberg Ticker	Basket Weighting	Initial Asset Level(1)
	Asbury Automotive Group, Inc.	ABG	1/40	$●
	AutoNation, Inc.	AN	1/40	$●
	Associated Banc-Corp	ASB	1/40	$●
	Acuity Brands, Inc.	AYI	1/40	$●
	Bristol-Myers Squibb Company	BMY	1/40	$●
	CNX Resources Corporation	CNX	1/40	$●
	Columbia Sportswear Company	COLM	1/40	$●
	Dick's Sporting Goods, Inc.	DKS	1/40	$●
	EOG Resources, Inc.	EOG	1/40	$●
	Eagle Materials Inc.	EXP	1/40	$●
	Foot Locker, Inc.	FL	1/40	$●
	F.N.B. Corporation	FNB	1/40	$●
	Gilead Sciences, Inc.	GILD	1/40	$●
	Group 1 Automotive, Inc.	GPI	1/40	$●
	The Hain Celestial Group, Inc.	HAIN	1/40	$●
	Hanesbrands Inc.	HBI	1/40	$●
	Hub Group, Inc.	HUBG	1/40	$●
	Kinder Morgan, Inc.	KMI	1/40	$●
	Lennar Corporation	LEN	1/40	$●
	ManpowerGroup Inc.	MAN	1/40	$●
	Mohawk Industries, Inc.	MHK	1/40	$●
	The Middleby Corporation	MIDD	1/40	$●
	Merck & Co., Inc.	MRK	1/40	$●
	MSC Industrial Direct Co., Inc.	MSM	1/40	$●
	M&T Bank Corporation	MTB	1/40	$●
	National Fuel Gas Company	NFG	1/40	$●
	NuVasive, Inc.	NUVA	1/40	$●
	ONEOK, Inc.	OKE	1/40	$●
	Old Republic International Corporation	ORI	1/40	$●
	Bank OZK	OZK	1/40	$●
	PulteGroup, Inc.	PHM	1/40	$●
	Pinnacle Financial Partners, Inc.	PNFP	1/40	$●
	PVH Corp.	PVH	1/40	$●
	Everest Re Group, Ltd.	RE	1/40	$●
	Signet Jewelers Limited	SIG	1/40	$●
	Synovus Financial Corp.	SNV	1/40	$●

	Stanley Black & Decker, Inc.	SWK	1/40	$●
	Toll Brothers, Inc.	TOL	1/40	$●
	Valley National Bancorp	VLY	1/40	$●
	Werner Enterprises, Inc.	WERN	1/40	$●
Maximum Gain	40.50% to 43.50%. The actual maximum gain will be set on the trade date.
Maximum Payment at Maturity per Security	$14.05 to $14.35. The actual maximum payment at maturity per Security will be set on the trade date.
Upside Gearing	2.00
Payment at Maturity (per Security)

If the basket return is positive, UBS will pay you an amount in cash equal to:

$10 × (1 + the lesser of (a) Basket Return × Upside Gearing and (b) Maximum Gain)

If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, UBS will pay you an amount in cash equal to:

Principal Amount of $10

If the basket return is negative and the final basket level is less than the downside threshold, UBS will pay you an amount in cash that is less than your principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Basket Return	The quotient, expressed as a percentage, of the following formula: Final Basket Level – Initial Basket Level Initial Basket Level
Initial Basket Level	To be set to 100.00 on the trade date.
Final Basket Level	The basket closing level on the final valuation date.
Downside Threshold	A specified level of the underlying basket that is less than the initial basket level, equal to a percentage of the initial basket level, as indicated on the cover hereof.
Basket Closing Level	On any day, the basket closing level will be calculated as follows: 100 × [1 + (the sum of each basket asset return multiplied by its basket weighting)]
Basket Asset Return	On any day, with respect to each basket asset, the quotient, expressed as a percentage, of the following formula: Closing Asset Level – Initial Asset Level Initial Asset Level
Closing Asset Level(2)	With respect to each basket asset, the closing level for such basket asset on the applicable date of observation.

(1) With respect to each basket asset, the closing asset level for such basket asset on the trade date, as determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” , “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

(2) As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” , “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Investment Timeline

Trade Date	The initial asset level for each basket asset is observed, and the initial basket level and the final terms of the Securities are set.

Maturity Date

The closing asset level for each basket asset is observed on the final valuation date and each basket asset return and the basket return are calculated.

If the basket return is positive, UBS will pay you an amount in cash per Security equal to:

$10 × (1 + the lesser of (a) Basket Return × Upside Gearing and (b) Maximum Gain)

If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, UBS will pay you an amount in cash per Security equal to:

Principal Amount of $10

If the basket return is negative and the final basket level is less than the downside threshold, UBS will pay you an amount in cash per Security that is less than your principal amount, if anything, equal to:

$10 × (1 + Basket Return)

In this scenario, you will suffer a percentage loss on your initial investment equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Investing in the Securities involves significant risks. You may lose a significant portion or all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying basket or in any of the basket assets. Some of the key risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities.

Risks Relating to Return Characteristics

♦Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities. UBS will pay you the principal amount of your Securities in cash at maturity only if the final basket level is equal to or greater than the downside threshold. If the basket return is negative and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.

♦The contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The stated payout by the issuer is available only if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the underlying basket is equal to or greater than the downside threshold.

♦The upside gearing applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the upside gearing, and the percentage return you realize may be less than the then-current basket return multiplied by the upside gearing, even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the upside gearing, subject to the maximum gain, only if you hold your Securities to maturity.

♦Your potential return on the Securities is limited to the maximum gain — The return potential of the Securities is limited to the maximum gain. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the upside gearing, exceeds the maximum gain and your return on the Securities may be less than it would be in a hypothetical direct investment in the underlying basket or in the basket assets.

♦No interest payments — UBS will not pay any interest with respect to the Securities.

♦Greater expected volatility generally indicates an increased risk of loss at maturity — “Volatility” refers to the frequency and magnitude of changes in the level of the basket assets and therefore, the underlying basket. The greater the expected volatility of the underlying basket as of the trade date, the greater the expectation is as of that date that the final basket level be less than the downside threshold and, as a consequence, indicates an increased risk of loss. However, the underlying basket's volatility can change significantly over the term of the Securities, and a relatively lower downside threshold may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying basket and the potential to lose a significant portion or all of your initial investment.

♦Owning the Securities is not the same as owning the basket assets — The return on your Securities may not reflect the return you would realize if you actually owned the basket assets. For instance, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the upside gearing, exceeds the maximum gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the basket assets may have.

Risks Relating to Characteristics of the Underlying Basket and Basket Assets

♦Market risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying basket (and, therefore, the performance of the basket assets) and will depend on whether, and the extent to which, the basket return is positive or negative. The level of the basket assets (and, therefore, the level of the underlying basket) can rise or fall sharply due to factors specific to that basket asset and the issuers of the basket assets (each a “basket asset issuer”, together the “basket asset issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the basket asset issuers and, therefore, the basket assets and the performance of the underlying basket. You, as an investor in the Securities, should make your own investigation into the basket asset issuers and the basket assets for your Securities. For additional information regarding the basket asset issuers, please see “Information About the Basket and the Basket Assets” in this document and the basket asset issuers’ SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the applicable basket asset issuer with the SEC.

♦Correlation (or lack of correlation) among the basket assets may adversely affect your return on the Securities — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket assets may not correlate with each other. At a time when the level of a basket asset increases in value, the level of another basket asset may not increase as much, or may even decline in value. Therefore, in calculating the underlying basket’s performance on the final valuation date, an increase in the level of one basket asset may be mitigated, wholly offset or reversed by a lesser increase or by a decline in the level of another basket asset. Further, high correlation of movements in the values of the basket assets could adversely affect your return on the Securities during periods of negative performance of the basket assets. Changes in the correlation of the basket assets may adversely affect the market value of, and return on, your Securities.

♦There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying basket will rise or fall and there can be no assurance that the final basket level will be equal to or greater than the initial basket level or downside threshold. The final basket level will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket asset issuers. You should be willing to accept the risks of owning equities in general and the basket assets in particular, and the risk of losing a significant portion or all of your initial investment.

♦There is no affiliation between any basket asset issuer and UBS, and UBS is not responsible for any disclosure by such issuers — We are not affiliated with any basket asset issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with one or more basket asset issuer. However, we are not affiliated with any such issuer and are not responsible for such issuers' public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into each basket asset and basket asset issuer. No basket asset issuer is involved in the Securities offered hereby in any way or has any obligation of any sort with respect to your Securities. No basket asset issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and return on, your Securities.

♦Risks associated with non-U.S. companies — The Securities are subject to risks associated with non-U.S. companies because at least one basket asset issuer is incorporated in a country other than the U.S. An investment in securities linked directly or indirectly to a non-U.S. company, such as the Securities involves risks associated with the home country of each such non-U.S. company. The levels of each such basket asset, and, therefore, the basket, may be affected by political, economic, financial and social factors in the home country of each such basket asset issuer, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

♦Risks associated with non-U.S. markets — An investment in securities linked directly or indirectly to the value of non-U.S. equity securities, such as the Securities, involves particular risks. For example, the non-U.S. markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the U.S., as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the non-U.S. issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, non-U.S. markets. Securities prices outside the U.S. are subject to political, economic, financial and social factors that apply in non-U.S. countries. These factors, which could negatively affect non-U.S. markets, include the possibility of changes in a non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Non-U.S. securities may also be subject to regulatory risks, including sanctions. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Additionally, due to regulatory and market reasons, trading in certain Russian securities, and ETFs investing in Russian securities, has been suspended. Additionally, following certain events, if the calculation agent determines that a change in law has occurred with respect to an underlying asset, the calculation agent may take the actions described in the accompanying product supplement under “— General Terms of the Securities — Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity”.

♦Limited trading history — The common stock of Valley National Bancorp only recently commenced trading on its current primary exchange and, therefore, has limited historical performance. Because such basket asset has a limited trading history, an investment in the Securities may involve greater risks than an investment linked to the common stock of a company with a more established record of performance. For additional information about each basket asset see the section “Information About the Underlying Basket and the Basket Assets” herein. Past performance of a basket asset should not be considered indicative of future performance of such basket asset.

Estimated Value Considerations

♦The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the basket assets, any expected dividends on the basket assets, the correlation among the basket assets, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.

♦The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Basket and Basket Assets — Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to pricing the Securities on the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

♦There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

♦The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

♦Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the levels of the basket assets; the volatility of the basket assets; any dividends paid on the basket assets; the correlation among the basket assets; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the availability of comparable instruments; the creditworthiness of UBS; the then current bid-ask spread for the Securities. These and other factors are unpredictable and interrelated and may offset or magnify each other.

♦Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

♦Potential UBS impact on the basket assets — Trading or transactions by UBS or its affiliates in any basket asset, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of any basket asset may adversely affect the market price of that basket asset (and, therefore, the performance of the underlying basket) and, therefore, the market value of, and return on, the Securities.

♦Potential conflict of interest — UBS and its affiliates may engage in business with a basket asset issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent can postpone the determination of the terms of the Securities on the trade date and the closing asset levels or the final basket level on the final valuation date, if a market disruption event occurs or is continuing on that day. As UBS determines the economic terms of the Securities, including the maximum gain, upside gearing and downside threshold, and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay a total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the market value of, and return on, the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying basket.

♦Following certain events, the calculation agent can make adjustments to a basket asset and the terms of the Securities that may adversely affect the market value of, and return on, the Securities — Following certain events affecting a basket asset, the calculation agent may make adjustments to its initial asset level and/or closing asset level, and consequently the initial basket level and/or final basket level, and any other term of the Securities and, in some instances, may replace such basket asset. However, the calculation agent will not make an adjustment in response to every event that could affect a basket asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. Following certain events relating to a basket asset issuer, such as a reorganization event or a delisting or suspension of trading, the determination of any amount you receive at maturity may be based on the equity security of a successor to such basket asset issuer in combination with any cash or any other assets distributed to holders of such basket asset, if applicable, or on the common stock issued by another company. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the Securities. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

♦Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

♦The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in Ordinance of 30 August 2012 of FINMA on the Insolvency of Banks and Securities Dealers, as amended (the “Swiss Banking Insolvency Ordinance”). In restructuring proceedings, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The Swiss Banking Insolvency Ordinance provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may take place only after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the Swiss Banking Insolvency Ordinance does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, the exercise of any such powers by FINMA or any suggestion of any such exercise could materially adversely affect the rights of holders of the Securities, the price or value of their investment in the Securities and/or the ability of UBS to satisfy its obligations under the Securities and could lead to holders losing some or all of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.

Risks Relating to U.S. Federal Income Taxation

♦Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of the Securities?” herein and “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Hypothetical Examples and Return Table of the Securities at Maturity

The below examples and table are based on hypothetical terms. The actual terms will be set on the trade date and will be indicated on the cover of the final pricing supplement.

The examples and table below illustrate the Payment at Maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of analysis):

Term:	Approximately 3 years
Initial Basket Level:	100
Downside Threshold:	75.00 (75.00% of the Initial Basket Level)
Upside Gearing:	2.00
Maximum Gain:	40.50%
Range of Basket Return:	-100% to 50%

Example 1: The Basket Return is 10%.

Because the basket return is positive and, when multiplied by the upside gearing, is less than the maximum gain, the payment at maturity per Security will be calculated as follows:

$10 × (1 + the lesser of (a) 10.00% × 2.00 and (b) 40.50%)

= $10 × (1 + 20.00%)
= $12.00 per Security (a 20.00% total return).

Example 2: The Basket Return is 30%.

Because the basket return is positive and, when multiplied by the upside gearing, is greater than the maximum gain, the payment at maturity per Security will be calculated as follows:

$10 × (1 + the lesser of (a) 30.00% × 2.00 and (b) 40.50%)

=$10 × (1 + 40.50%)
= $14.05 per Security (a 40.50% total return).

Example 3: The Basket Return is -10% and the Final Basket Level is equal to or greater than the Downside Threshold.

Because the basket return is negative and the final basket level is equal to or greater than the downside threshold, the payment at maturity per Security will be equal to the principal amount of $10 (a 0% total return).

Example 4: The Basket Return is -60% and the Final Basket Level is less than the Downside Threshold.

Because the basket return is negative and the final basket level is less than the downside threshold, the payment at maturity per Security will be less than the principal amount, calculated as follows:

$10 × (1 + -60.00%)
= $10 × 0.4
= $4.00 per Security (a 60.00% loss).

In this scenario, you will suffer a percentage loss on your initial investment in an amount equal to the basket return and, in extreme situations, you could lose all of your initial investment.

Underlying Basket		Payment and Return at Maturity
Final Basket Level	Basket Return(1)	Payment at Maturity	Security Total Return at Maturity
150.00	50.00%	$14.05	40.50%
140.00	40.00%	$14.05	40.50%
130.00	30.00%	$14.05	40.50%
125.00	25.00%	$14.05	40.50%
120.25	20.25%	$14.05	40.50%
120.00	20.00%	$14.00	40.00%
115.00	15.00%	$13.00	30.00%
110.00	10.00%	$12.00	20.00%
105.00	5.00%	$11.00	10.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
85.00	-15.00%	$10.00	0.00%
80.00	-20.00%	$10.00	0.00%
75.00	-25.00%	$10.00	0.00%
70.00	-30.00%	$7.00	-30.00%
65.00	-35.00%	$6.50	-35.00%
60.00	-40.00%	$6.00	-40.00%
50.00	-50.00%	$5.00	-50.00%
25.00	-75.00%	$2.50	-75.00%
0.00	-100.00%	$0.00	-100.00%

(1) The basket return excludes any cash dividend payments made on the basket assets.

Information About the Underlying Basket and the Basket Assets

All disclosures contained in this document regarding the underlying basket and basket assets is derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying basket and basket assets. You should make your own investigation into the underlying basket and basket assets.

Included on the following pages is a brief description of the underlying basket and basket asset issuers. This information has been obtained from publicly available sources. Set forth below are graphs that illustrates the past performance for each basket asset. We obtained the past performance information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the basket assets as an indication of future performance.

Each basket asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each basket asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each basket asset issuer can be located by reference to its SEC file number provided below.

The Underlying Basket

Because the underlying basket is a newly created basket and its level will begin to be calculated only on the trade date, there is no actual historical information about the basket closing levels as of the date hereof. Therefore, the hypothetical basket closing levels of the underlying basket below are calculated based on publicly available information for each basket asset as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical basket closing level has fluctuated in the past and may, in the future, experience significant fluctuations. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the underlying basket is more or less likely to increase or decrease at any time during the term of the Securities.

Hypothetical Historical Basket Levels

The graph below illustrates the hypothetical performance of the underlying basket from October 10, 2018 through August 4, 2022, based on the daily closing levels of the basket assets. Past hypothetical performance of the underlying basket is not indicative of the future performance of the underlying basket.

Basket Closing Level

Asbury Automotive Group, Inc.

According to publicly available information, Asbury Automotive Group, Inc. operates as an automotive retailer operating franchises and dealership locations in the United States. The Company offers new and used vehicles, as well as financing and insurance, vehicle maintenance and repair services, replacement parts, and service contracts. Asbury Automotive Group provides dealership for luxury and mid-line import brands. Information filed by Asbury Automotive Group, Inc. with the SEC can be located by reference to its CIK Code: 0001144980. Asbury Automotive Group, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "ABG".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

AutoNation, Inc.

According to publicly available information, AutoNation, Inc. retails automobiles. The Company offers cars, trucks, pre-owned vehicles, auto parts, and accessories, as well as provides service contracts, auto financing, and repairing services. AutoNation serves customers in the United States. Information filed by AutoNation, Inc. with the SEC can be located by reference to its CIK Code: 0000350698. AutoNation, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "AN".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Associated Banc-Corp

According to publicly available information, Associated Banc-Corp is a Midwest banking franchise headquartered in Green Bay, Wisconsin. The Bank offers a full range of financial products and services through banking locations serving communities throughout Wisconsin, Illinois, and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Information filed by Associated Banc-Corp with the SEC can be located by reference to its CIK Code: 0000007789. Associated Banc-Corp's common stock is listed on the New York Stock Exchange under the ticker symbol "ASB".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Acuity Brands, Inc.

According to publicly available information, Acuity Brands, Inc. designs, produces, and distributes a full range of indoor and outdoor lighting and control systems. The Company offers products for commercial and institutional, industrial, infrastructure, and residential applications. Acuity Brands manufactures lighting products worldwide. Information filed by Acuity Brands, Inc. with the SEC can be located by reference to its CIK Code: 0001144215. Acuity Brands, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "AYI".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company is a global biopharmaceutical company. The Company develops, licenses, manufactures, markets, and sells pharmaceutical and nutritional products. Bristol Myers Squibb focuses on products and experimental therapies address cancer, heart disease, HIV and AIDS, diabetes, rheumatoid arthritis, hepatitis, organ transplant rejection, and psychiatric disorders. Information filed by Bristol-Myers Squibb Company with the SEC can be located by reference to its CIK Code: 0000014272. Bristol-Myers Squibb Company's common stock is listed on the New York Stock Exchange under the ticker symbol "BMY".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

CNX Resources Corporation

According to publicly available information, CNX Resources Corporation operates as a natural gas exploration and production company. The Company owns gas reserves that develop and produce natural gas, including methane and shale beds. CNX Resources serves natural gas industry in the United States. Information filed by CNX Resources Corporation with the SEC can be located by reference to its CIK Code: 0001070412. CNX Resources Corporation's common stock is listed on the New York Stock Exchange under the ticker symbol "CNX".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Columbia Sportswear Company

According to publicly available information, Columbia Sportswear Company designs, manufactures, markets, and distributes active outdoor apparels. The Company offers jackets, rainwear, golf apparels, bottoms, bags, coolers, hats, sunglasses, and footwear products. Columbia Sportswear serves customers worldwide. Information filed by Columbia Sportswear Company with the SEC can be located by reference to its CIK Code: 0001050797. Columbia Sportswear Company's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "COLM".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Dick's Sporting Goods, Inc.

According to publicly available information, Dick's Sporting Goods, Inc. operates as a sporting goods retailer. The Company owns stores that offers a broad selection of brand name sporting goods equipment, apparel, and footwear. Dick's Sporting Goods serves customers in the United States. Information filed by Dick's Sporting Goods, Inc. with the SEC can be located by reference to its CIK Code: 0001089063. Dick's Sporting Goods, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "DKS".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

EOG Resources, Inc.

According to publicly available information, EOG Resources, Inc. explores, develops, produces, and markets natural gas and crude oil. The Company operates in major producing basins in the United States, Canada, Trinidad, the United Kingdom North Sea, China, and from time to time select other international areas. Information filed by EOG Resources, Inc. with the SEC can be located by reference to its CIK Code: 0000821189. EOG Resources, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "EOG".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Eagle Materials Inc.

According to publicly available information, Eagle Materials Inc. manufactures and distributes cement, gypsum wallboard, recycled paperboard, and concrete and aggregates. The Company's products are used in the construction of homes, commercial and industrial buildings, and governmental buildings across the United States. Information filed by Eagle Materials Inc. with the SEC can be located by reference to its CIK Code: 0000918646. Eagle Materials Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "EXP".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Foot Locker, Inc.

According to publicly available information, Foot Locker, Inc. retails footwear. The Company offers athletics footwear, apparel, and equipment for men, women, and kids. Foot Locker serves customers worldwide. Information filed by Foot Locker, Inc. with the SEC can be located by reference to its CIK Code: 0000850209. Foot Locker, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "FL".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

F.N.B. Corporation

According to publicly available information, F.N.B. Corporation of Pennsylvania operates as a diversified financial services company founded in 1864. The Company, through its subsidiaries, provides a full range of financial commercial and consumer banking and wealth management solutions. F.N.B. serves customers in the United States. Information filed by F.N.B. Corporation with the SEC can be located by reference to its CIK Code: 0000037808. F.N.B. Corporation's common stock is listed on the New York Stock Exchange under the ticker symbol "FNB".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Gilead Sciences, Inc.

According to publicly available information, Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops, and commercializes therapeutics to advance the care of patients suffering from life-threatening diseases. The Company primary areas of focus include HIV, AIDS, liver disease, and serious cardiovascular and respiratory conditions. Information filed by Gilead Sciences, Inc. with the SEC can be located by reference to its CIK Code: 0000882095. Gilead Sciences, Inc.'s common stock is listed on the Nasdaq Global Select Market under the ticker symbol "GILD".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Group 1 Automotive, Inc.

According to publicly available information, Group 1 Automotive, Inc. owns and operates automobile dealerships. The Company sells new and used cars and light trucks, provides maintenance and repair services, and sells replacement parts, as well as arranges related financing, insurance, and extended service contracts. Group 1 Automotive operates in the States of Florida, Georgia, Colorado, Oklahoma, New Mexico, and Texas. Information filed by Group 1 Automotive, Inc. with the SEC can be located by reference to its CIK Code: 0001031203. Group 1 Automotive, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "GPI".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

The Hain Celestial Group, Inc.

According to publicly available information, The Hain Celestial Group, Inc. is a natural and organic beverage, snack, specialty food, and personal care products company. The Company's product line include grocery store foods such as organic cookies, cooking oils, sugar free products, kosher foods, snacks, and frozen foods, as well as organic skin, hair, and body products. Hain Celestial operates in North America and Europe. Information filed by The Hain Celestial Group, Inc. with the SEC can be located by reference to its CIK Code: 0000910406. The Hain Celestial Group, Inc.'s common stock is listed on the Nasdaq Global Select Market under the ticker symbol "HAIN".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Hanesbrands Inc.

According to publicly available information, Hanesbrands, Inc. manufactures apparels and clothing products. The Company produces underwear, t-shirts, sport shirts, socks, bras, thermals, sweatshirts, sleepwear, and shoes for men, women, and children. Hanesbrands serves clients in the State of North Carolina. Information filed by Hanesbrands Inc. with the SEC can be located by reference to its CIK Code: 0001359841. Hanesbrands Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "HBI".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Hub Group, Inc.

According to publicly available information, Hub Group, Inc. is a full-service transportation provider, offering intermodal, truck brokerage, and logistics services. The Company arranges for the movement of its customers' freight in containers and trailers over long distances. Hub Group operates through a nationwide network of hubs, located near significant concentrations of shipping customers and railheads. Information filed by Hub Group, Inc. with the SEC can be located by reference to its CIK Code: 0000940942. Hub Group, Inc.'s common stock is listed on the Nasdaq Global Select Market under the ticker symbol "HUBG".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Kinder Morgan, Inc.

According to publicly available information, Kinder Morgan, Inc. of Delaware operates as a pipeline transportation and energy storage company. The Company owns and operates pipelines that transport natural gas, gasoline, crude oil, carbon dioxide, and other products, as well as terminals that store petroleum products and chemicals and handle bulk materials like coal and petroleum coke. Information filed by Kinder Morgan, Inc. with the SEC can be located by reference to its CIK Code: 0001506307. Kinder Morgan, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "KMI".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Lennar Corporation

According to publicly available information, Lennar Corporation constructs and sells single-family attached and detached homes, as well as buys and sells residential land. The Company also provides mortgage financing, title insurance, commercial real estate, investment management, and other financial services. Lennar serves customers in the United States. Information filed by Lennar Corporation with the SEC can be located by reference to its CIK Code: 0000920760. Lennar Corporation's common stock is listed on the New York Stock Exchange under the ticker symbol "LEN".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

ManpowerGroup Inc.

According to publicly available information, ManpowerGroup Inc. provides non-governmental employment services through offices located around the world. The Company's principal operations include temporary staffing services, contract services, and training and testing of temporary, and permanent workers. Manpower provides employment services to a wide variety of customers. Information filed by ManpowerGroup Inc. with the SEC can be located by reference to its CIK Code: 0000871763. ManpowerGroup Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "MAN".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Mohawk Industries, Inc.

According to publicly available information, Mohawk Industries, Inc. designs, manufactures, sources, distributes, and markets flooring for residential and commercial applications. The Company offers carpet, ceramic tile, laminate, wood, stone, vinyl, and rugs. Mohawk markets residential and commercial flooring in the United States, and residential flooring in Europe. Information filed by Mohawk Industries, Inc. with the SEC can be located by reference to its CIK Code: 0000851968. Mohawk Industries, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "MHK".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

300
250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

The Middleby Corporation

According to publicly available information, The Middleby Corporation designs, manufactures, markets, and services a broad line of equipment for use in cooking and preparing food. The Company products are used in commercial and institutional kitchens and restaurants. Middleby serves customers worldwide. Information filed by The Middleby Corporation with the SEC can be located by reference to its CIK Code: 0000769520. The Middleby Corporation's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "MIDD".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. is a global health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies, animal health, and consumer care products, which it markets directly and through its joint ventures. The Company has operations in pharmaceutical, animal health, and consumer care. Information filed by Merck & Co., Inc. with the SEC can be located by reference to its CIK Code: 0000310158. Merck & Co., Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "MRK".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

100
90
80
70
60
50
40
30
20
10
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

MSC Industrial Direct Co., Inc.

According to publicly available information, MSC Industrial Direct Co., Inc. is a direct marketer and supplier of a broad range of metalworking and maintenance and repair supplies. The Company markets its products to industrial customers throughout the United States. Information filed by MSC Industrial Direct Co., Inc. with the SEC can be located by reference to its CIK Code: 0001003078. MSC Industrial Direct Co., Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "MSM".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

120
100
80
60
40
20
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

M&T Bank Corporation

According to publicly available information, M&T Bank Corporation is a bank holding company. The Company, through its banking subsidiaries, offer a variety of commercial banking, trust, and investment services to their customers. M&T Bank operates branch offices in New York, Maryland, Pennsylvania, Delaware, New Jersey, Virginia, West Virginia, and the District of Columbia. Information filed by M&T Bank Corporation with the SEC can be located by reference to its CIK Code: 0000036270. M&T Bank Corporation's common stock is listed on the New York Stock Exchange under the ticker symbol "MTB".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

250
200
150
100
50
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

National Fuel Gas Company

According to publicly available information, National Fuel Gas Company is an integrated natural gas company with operations in all segments of the natural gas industry, including utility, pipeline and storage, exploration and production, and marketing operations. The Company operates across the United States. Information filed by National Fuel Gas Company with the SEC can be located by reference to its CIK Code: 0000070145. National Fuel Gas Company's common stock is listed on the New York Stock Exchange under the ticker symbol "NFG".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

90
80
70
60
50
40
30
20
10
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

NuVasive, Inc.

According to publicly available information, NuVasive, Inc. designs, develops, and markets products for the surgical treatment of spine disorders. The Company offers maximum access surgery (MAS) and fusion products. NuVasive markets its products globally. Information filed by NuVasive, Inc. with the SEC can be located by reference to its CIK Code: 0001142596. NuVasive, Inc.'s common stock is listed on the Nasdaq Global Select Market under the ticker symbol "NUVA".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

90
80
70
60
50
40
30
20
10
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

ONEOK, Inc.

According to publicly available information, ONEOK, Inc. is a diversified energy company. The Company is involved in the natural gas and natural gas liquids business across the United States. Information filed by ONEOK, Inc. with the SEC can be located by reference to its CIK Code: 0001039684. ONEOK, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "OKE".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

90
80
70
60
50
40
30
20
10
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Old Republic International Corporation

According to publicly available information, Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite, and provide risk management services. The Company provides services for a variety of coverages in the property and liability, mortgage guaranty, title, and life and health insurance fields. Old Republic International operates in the United States. Information filed by Old Republic International Corporation with the SEC can be located by reference to its CIK Code: 0000074260. Old Republic International Corporation's common stock is listed on the New York Stock Exchange under the ticker symbol "ORI".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

30
25
20
15
10
5
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Bank OZK

According to publicly available information, Bank OZK operates as a full-service bank. The Bank offers financial products and services such as savings accounts, personal and business loans, debit and credit cards, letter of credit, certificate of deposits, mortgages, equipment financing, cash management, and online banking services. Bank OZK serves customers in the United States. Information filed by Bank OZK with the FDIC can be located by reference to the FDIC certificate number 110. Bank OZK's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "OZK".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

60
50
40
30
20
10
0
Jan-2012
Jan-2013
Jan-2014
Jan-2015
Jan-2016
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

PulteGroup, Inc.

According to publicly available information, PulteGroup Inc. sells and constructs homes, and purchases, develops, and sells residential land and develops active adult communities. The Company also provides mortgage financing, title insurance, and other services to home buyers. PulteGroup has operations in various markets across the United States and Puerto Rico. Information filed by PulteGroup, Inc. with the SEC can be located by reference to its CIK Code: 0000822416. PulteGroup, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "PHM".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Pinnacle Financial Partners, Inc.

According to publicly available information, Pinnacle Financial Partners, Inc. is a holding company for Pinnacle National Bank. The Bank operates as a community bank emphasizing personal banking relationships with individuals and businesses located in its primary service area, which is comprised of the metropolitan Nashville, Tennessee area and surrounding counties. Information filed by Pinnacle Financial Partners, Inc. with the SEC can be located by reference to its CIK Code: 0001115055. Pinnacle Financial Partners, Inc.'s common stock is listed on the Nasdaq Global Select Market under the ticker symbol "PNFP".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

PVH Corp.

According to publicly available information, PVH Corp. operates as a clothing and apparel accessories company. The Company designs, manufactures, and markets men's, women's, and children's apparel, footwear, and accessories. PVH offers products such as dresses, shirts, sportswear, neckwear, and footwear. Information filed by PVH Corp. with the SEC can be located by reference to its CIK Code: 0000078239. PVH Corp.'s common stock is listed on the New York Stock Exchange under the ticker symbol "PVH".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Everest Re Group, Ltd.

According to publicly available information, Everest Re Group, Ltd. provides reinsurance to property and casualty insurers in the United States and international markets. The Company also provides property and casualty insurance to policyholders in the United States and Canada. In addition, Everest Re offers excess and surplus lines insurance in the United States. Information filed by Everest Re Group, Ltd. with the SEC can be located by reference to its CIK Code: 0001095073. Everest Re Group, Ltd.'s common stock is listed on the New York Stock Exchange under the ticker symbol "RE".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Signet Jewelers Limited

According to publicly available information, Signet Jewelers Limited operates as a retail company. The Company, through its subsidiaries, retails jewelry, watches, gifts, and accessories. Signet Jewelers serves customers in the United States, the United Kingdom, Puerto Rico, and Canada. Information filed by Signet Jewelers Limited with the SEC can be located by reference to its CIK Code: 0000832988. Signet Jewelers Limited's common stock is listed on the New York Stock Exchange under the ticker symbol "SIG".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Synovus Financial Corp.

According to publicly available information, Synovus Financial Corp. provides financial services. The Company offers commercial, retail banking, and investment services. Synovus Financial serves customers in the United States. Information filed by Synovus Financial Corp. with the SEC can be located by reference to its CIK Code: 0000018349. Synovus Financial Corp.'s common stock is listed on the New York Stock Exchange under the ticker symbol "SNV".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Stanley Black & Decker, Inc.

According to publicly available information, Stanley Black & Decker, Inc. is a diversified global provider of hand tools, power tools and related accessories, mechanical access and electronic security solutions, healthcare solutions, engineered fastening systems, and more. The Company onshore and offshore pipeline construction and inspection services. Information filed by Stanley Black & Decker, Inc. with the SEC can be located by reference to its CIK Code: 0000093556. Stanley Black & Decker, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "SWK".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Toll Brothers, Inc.

According to publicly available information, Toll Brothers, Inc. builds luxury homes, serving both move-up and empty nester buyers in several regions of the United States. The Company builds customized single and attached homes, primarily on land that it develops and improves. Toll Brothers also operates its own architectural, engineering, mortgage, title, security, landscape, insurance brokerage, and manufacturing operations. Information filed by Toll Brothers, Inc. with the SEC can be located by reference to its CIK Code: 0000794170. Toll Brothers, Inc.'s common stock is listed on the New York Stock Exchange under the ticker symbol "TOL".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Valley National Bancorp

According to publicly available information, Valley National Bancorp is the holding company for Valley National Bank and The Merchants Bank of New York. The Banks provide personal and commercial banking products and services to individuals and businesses through branches located in northern New Jersey, and Manhattan, New York. Valley's other subsidiaries include mortgage servicing and investment companies. Information filed by Valley National Bancorp with the SEC can be located by reference to its CIK Code: 0000714310. Valley National Bancorp's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "VLY".

Historical Information

The graph below illustrates the performance of the basket asset from October 10, 2018 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

Werner Enterprises, Inc.

According to publicly available information, Werner Enterprises, Inc. is a transportation company that primarily hauls truckload shipments of general commodities in both interstate and intrastate commerce. The Company operates in the continental United States, as well as in Canada and Mexico. Information filed by Werner Enterprises, Inc. with the SEC can be located by reference to its CIK Code: 0000793074. Werner Enterprises, Inc.'s common stock is listed on the Nasdaq Global Select Market under the ticker symbol "WERN".

Historical Information

The graph below illustrates the performance of the basket asset from January 1, 2012 through August 4, 2022, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying basket. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Section 1297. We will not attempt to determine whether any basket asset issuer would be treated as a passive foreign investment company (“PFIC”) within the meaning of the Code. If any basket asset issuer were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a Security. You should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any basket asset issuer is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any basket asset issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any basket asset issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any basket asset issuer as a USRPHC and the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

Based on our determination that the Securities are not “delta-one” with respect to the underlying basket or any basket asset, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying basket or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying basket, the basket assets or the Securities. If you enter, or have entered, into other transactions in respect of the underlying basket, basket assets or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including those of the basket asset issuers).

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover hereof. UBS Securities LLC will agree to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover hereof.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 8 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” herein.

Prohibition of Sales to EEA & UK Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor in the UK means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, subject to amendments made by the Markets in Financial Instruments (Amendment) (EU Exit) Regulations 2018 (SI 2018/1403), as may be amended or superseded from time to time (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (“UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Investment Description	i
Features	i
Key Dates	i
Security Offering	i
Additional Information about UBS and the Securities	ii
Investor Suitability	1
Preliminary Terms	2
Investment Timeline	3
Key Risks	4
Hypothetical Examples and Return Table of the Securities at Maturity	9
Information About the Underlying Basket and the Basket Assets	11
What Are the Tax Consequences of the Securities?	52
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	54

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-76
Supplemental Plan of Distribution (Conflicts of Interest)	PS-77

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	6
Swiss Regulatory Powers	9
Use of Proceeds	10
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	31
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Floating Rate Securities	55
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	73
Validity of the Securities	76
Experts	76

$•

UBS AG

Capped Trigger GEARS

due on or about August 29, 2025

Preliminary Pricing Supplement dated August 5, 2022

(To Product Supplement dated May 27, 2022

and Prospectus dated May 27, 2022)

UBS Investment Bank

UBS Financial Services Inc.